Standardized Profit Sharing Plan
                               ADOPTION AGREEMENT
_____________________________________________________________________________

SECTION 1.     EMPLOYER INFORMATION

   Name of Employer:______________________________________________________
   Address_______________________________________________________________
   City: _______________________State:______________________ Zip: _____________
   Telephone: _________________ Federal Tax Identification Number______________ Income Tax Year End __________________________

   Type of Business  (Check only one)   [   ]  Sole Proprietorship
   [   ]  Partnership  [   ] Corporation  [   ] Other (Specify)_______________

   Nature of Business
(Describe)_______________________________________________

   Plan Sequence No. __________ (Enter 001 if this is the first qualified plan the Employer has ever maintained, enter 002 if it is the second, etc.)

   For a plan which covers only the owner of the business, please provide the following information about the owner:

   Social Security No._________________ Date Business Established ____________ Date of Birth________________________ Marital Status_______________________
   Home Address _______________________________________________________________


SECTION 2.     EFFECTIVE DATES   Check and complete Option A or B


   Option A:   [   ]   This is the initial adoption of a profit sharing plan by
              the Employer.  The Effective Date of this Plan is ________, 19  .
              NOTE: The effective date is usually the first day of the Plan Year in which this Adoption Agreement is signed.

   Option B:   [    ]  This is an amendment and restatement of an existing
              profit sharing plan (a Prior Plan). The Prior Plan was initially effective on _____________. The Effective Date of this amendment
              and restatement is ________________.   NOTE: The effective date
              is usually the first day of the Plan Year in which this Adoption Agreement is signed.


SECTION 3.    ELIGIBILITY REQUIREMENTS   Complete Parts A, B and C
   Part A.    Years of Eligibility Service Requirement:
       An Employee will be eligible to become a Participant in the Plan after completing _______ (enter 0, 1 or 2) Years of Eligibility Service.
       NOTE: If more than 1 year is selected, the immediate 100% vesting schedule of Section 5, Option C will automatically apply. If left blank, the Years of Eligibility Service required will be deemed to be 0.

   Part B.    Age Requirement:
       An Employee will be eligible to become a Participant in the Plan after attaining age ____________ (no more than 21). NOTE: If left blank, it will be deemed there is no age requirement for eligibility.

#705(12/90)L90               1990 Universal Pensions, Inc., Brainerd, MN  56401
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   Part C.     Class of Employees Eligible to Participate:
       All Employees shall be eligible to become a Participant in the Plan, except the following (if checked):
       [   ]  Those Employees included in a unit of Employees covered by the terms of a collective bargaining agreement between Employee representatives (the term "Employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer) and the Employer under which retirement benefits were the subject of good faith bargaining unless the agreement provides that such Employees are to be included in the Plan, and except those Employees who are non-resident aliens pursuant to Section 410(b)
              (3)(C) of the Code and who received no earned income from the Employer which constitutes income from sources within the United
              States.

SECTION 4.     EMPLOYER CONTRIBUTION AND ALLOCATION FORMULA

   Part A.     Contribution Formula
               For each Plan Year the Employer will contribute an amount to be determined from year to year.

   Part B.     Allocation Formula:  (Check Option 1 or 2)
 Option 1: [  ]  Pro Rata Formula.  Employer Contributions and Forfeitures
                 shall be allocated to the Individual Accounts of qualifying Participants in the ratio that each qualifying Participant's Compensation for the Plan Year bears to the total Compensation of all qualifying Participants for the Plan Year.

 Option 2: [  ]  Integrated Formula:  Employer Contributions and Forfeitures
                 shall be allocated as follows (Start with Step 3 if this Plan is not a Top-Heavy Plan):

             Step 1. Employer Contributions and Forfeitures shall first be allocated pro rata to qualifying Participants in the manner described in Section 4, Part B, Option 1. The percent so allocated shall not exceed 3% of each qualifying Participant's Compensation.

             Step 2. Any Employer Contributions and Forfeitures remaining after the allocation in Step 1 shall be allocated to each qualifying Participant's Individual Account in the ratio that each qualifying Participant's Compensation for the Plan Year in excess of the integration level bears to all qualifying Participants' Compensation in excess of the integration level, but not in excess of 3%.

             Step 3. Any Employer Contributions and Forfeitures remaining after the allocation in Step 2 shall be allocated to each qualifying Participant's Individual Account in the ratio that the sum of each qualifying Participant's total Compensation and Compensation in excess of the integration level bears to the sum of all qualifying Participants' total Compensation and Compensation in excess of the integration level, but not in excess of the profit sharing maximum disparity rate as described in
                      Section 3.01(B)(3) of the Plan.

             Step 4. Any Employer Contributions and Forfeitures remaining after the allocation in Step 3 shall be allocated pro rata to qualifying Participants in the manner described in Section 4, Part B, Option 1.


      The integration level shall be (Choose one):

      Option 1:  [  ]  The Taxable Wage Base
      Option 2:  [  ]  $______ (a dollar amount less than the Taxable Wage Base)
      Option 3:  [  ]  ______% of the Taxable Wage Base
      NOTE: If no box is checked, the integration level shall be the Taxable
            Wage Base.

#705(12/90)L90                1990 Universal Pensions, Inc., Brainerd, MN  56401

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SECTION 5.     VESTING
           A Participant shall become Vested in his or her Individual Account attributable to Employer Contributions and Forfeitures as follows (Choose one):
_____________________________________________________________________

                            YEARS OF VESTING SERVICE
  Option A [ ]  Option B [ ]  Option C [ ]  Option D [ ] (Complete if Chosen)
___________________________________________________________________________
                                VESTED PERCENTAGE
        1             0%        0%    100%     ____%
        2             0%       20%    100%     ____%
        3           100%       40%    100%     ____% (not less than 20%)
        4           100%       60%    100%     ____% (not less than 40%)
        5           100%       80%    100%     ____% (not less than 60%)
        6           100%      100%    100%     ____% (not less than 80%)
_____________________________________________________________________
_________

  NOTE:  If left blank, Option C, 100% vesting, will be deemed to be selected.

SECTION 6.     NORMAL RETIREMENT AGE
       The Normal Retirement Age under the Plan is age _____ (not to exceed 65).
       NOTE: If left blank, the Normal Retirement Age will be deemed to be age 59 1/2.

SECTION 7.     HOURS REQUIRED   Complete Parts A and B
   Part A. ________ Hours of Service (no more than 1,000) shall be required to constitute a Year of Vesting Service or a Year of Eligibility Service.

   Part B. ________ Hours of Service (no more than 500) must be exceeded to avoid a Break in Vesting Service or a Break in Eligibility Service.
               NOTE: The number of hours in Part A must be greater than the number of hours in Part B.

SECTION 8. OTHER OPTIONS Answer "Yes" or "No" to each of the following questions by checking the appropriate box. If a box is not checked for a question, the answer will be deemed to be "No."

     A.   Loans:  Will loans to Participants pursuant to Section 6.08 of the
          Plan be permitted?     [   ] Yes  [   ] No

     B. Participant Direction of Investments: Will Participants be permitted to direct the investment of their Individual Accounts pursuant to
          Section 5.14 of the Plan?        [   ] Yes   [   ] No

     C. In-Service Withdrawals: Will Participants be permitted to make withdrawals during service pursuant to Section 6.01(A)(3) of the
          Plan?                  [   ] Yes   [  ] No
          NOTE: If the Plan is being adopted to amend and replace a Prior Plan which permitted in-service withdrawals you must answer "Yes."
          Check here if such withdrawals will be permitted only on account of
          hardship.   [   ]

SECTION 9.     JOINT AND SURVIVOR ANNUITY
   Part A.     Retirement Equity Act Safe Harbor:
               Will the safe harbor provisions of Section 6.05(F) of the Plan apply (Choose only one Option)?
 Option 1:  [   ]    Yes
 Option 2:  [   ]    No
            NOTE: You must select "No" if you are adopting this Plan as an amendment and restatement of a Prior Plan that was subject to the joint and survivor annuity requirements.

   Part B.     Survivor Annuity Percentage:  (Complete only if your answer in
               Section 9, Part A is "No.")

               The survivor annuity portion of the Joint and Survivor Annuity shall be a percentage equal to _____ (at least 50% but no more than 100%) of the amount paid to the Participant prior to his or her death.

#705(12/90)L90             1990 Universal Pensions, Inc., Brainerd, MN  56401
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SECTION 10.    ADDITIONAL PLANS
          An Employer who has ever maintained or who later adopts any plan (including a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees as defined in Section 419A(d)
          (3) of the Code or an individual medical account, as defined in
          Section 415(1)(2) of the Code) in addition to this Plan (other than a paired standardized profit sharing plan using Basic Plan Document No.
          03) may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Code. If the Employer who adopts or maintains multiple plans wishes to obtain reliance that the Employer's plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue.

          This Adoption Agreement may be used only in conjunction with Basic Plan Document No. 03.

SECTION 11.    EMPLOYER SIGNATURE  Important:  Please read before signing
          I am an authorized representative of the Employer named above and I state the following:

          1. I acknowledge that I have relied upon my own advisors regarding the completion of this Adoption Agreement and the legal and tax implications of adopting this Plan.
          2. I understand that my failure to properly complete this Adoption Agreement may result in disqualification of the Plan.
          3. I understand that the Prototype Sponsor will inform me of any amendments made to the Plan and will notify me should it discontinue or abandon the Plan.
          4. I have received a copy of this Adoption Agreement and the corresponding Basic Plan Document.

  Signature for Employer_____________________________Date
Signed_______________

  Type
Name________________________________________________________________
____

SECTION 12.    TRUSTEE OR CUSTODIAN     Check and complete only one option
      Option A.   [   ]   Financial Organization as Trustee or Custodian
      Check One:  [   ]  Custodian,   [   ]  Trustee without full trust powers,
                  or   [   ] Trustee with full trust powers


      NOTE:  Custodian will be deemed selected if no box is checked.

      Financial Organization
__________________________________________________

Signature_____________________________________________________________
____
      Type
Name________________________________________________________________

      Option B.  [   ]    Individual Trustee(s)

      Signature _____________________________
Signature_________________________
      Type Name _____________________________ Type
Name_________________________

SECTION 13.    PROTOTYPE SPONSOR

      Name of Prototype Sponsor

Address_______________________________________________________________
___
      Telephone
Number_________________________________________________________

SECTION 14.    LIMITATION ON ALLOCATIONS - More Than One Plan
      If you maintain or ever maintained another qualified plan (other than a paired standardized money purchase pension plan using Basic Plan Document No. 03) in which any Participant in this Plan is (or was) a Participant or could become a Participant, you must complete this section. You must also complete this section if you maintain a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code, under which amounts are treated as annual additions with respect to any Participant in this Plan.

#705(12/90)L90              1990 Universal Pensions, Inc., Brainerd, MN  56401

   Part A. If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a master or prototype plan:

         1. [ ] The provisions of Section 3.05(B)(1) through 3.05(B)(6) of the Plan will apply as if the other plan were a master or prototype plan.

         2. [  ]  Other method. (Provide the method under which the plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts, in a manner that precludes Employer discretion.) ________________
                  ____________________________________________________________

   Part B. If the Participant is or has ever been a participant in a defined benefit plan maintained by the Employer, the Employer will provide below the language which will satisfy the 1.0 limitation of
             Section 415(e) of the Code. Such language must preclude Employer discretion. (Complete)____________________________________________

   Part C.   Compensation will mean all of each Participant's (Choose one):
            Option 1:  [   ]    Section 3121(a) wages
            Option 2:  [   ]    Section 3401(a) wages
            Option 3:  415 safe-harbor compensation
            NOTE: If no box is checked, Option 2 will be deemed to be selected.

   Part D.   The limitation year is the following 12-consecutive month period:
             _______________________________________

#705(12/90)L90             1990 Universal Pensions, Inc., Brainerd, MN  56401